Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-209904) pertaining to the 2011 Equity Incentive Plan of Fluidigm Corporation of our report dated February 29, 2016, with respect to the consolidated financial statements and schedule of Fluidigm Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission
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/s/ Ernst & Young LLP

March 15, 2016
Redwood City, California